SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2012

THE TIMKEN COMPANY

(Exact Name of Registrant as Specified in its Charter)

Ohio

(State or Other Jurisdiction

of Incorporation)

1-1169	34-0577130
(Commission File Number)	(I.R.S. Employer Identification No.)

1835 Dueber Avenue, S.W., Canton, Ohio 44706-2798

(Address of Principal Executive Offices) (Zip Code)

(330) 438-3000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the 2012 Annual Meeting of Shareholders of The Timken Company held on May 8, 2012:

(1) the shareholders of the Company elected the four Directors set forth below in Class III to serve for a term of one year expiring at the annual meeting in 2013 (or until their respective successors are elected and qualified);

NOMINEES	FOR	WITHHOLD	BROKER NON-VOTES
Joseph W. Ralston	70,411,849	12,877,083	6,924,448
John P. Reilly	79,255,394	4,033,538	6,924,448
John M. Timken, Jr.	63,518,063	19,770,869	6,924,448
Jacqueline F. Woods	68,711,590	14,577,342	6,924,448

(2) the shareholders of the Company ratified the selection of Ernst & Young LLP as its independent auditor for the year ending December 31, 2012; and

FOR	AGAINST	ABSTAIN
86,250,393	3,770,263	192,724

(3) the shareholders of the Company approved, on an advisory basis, the resolution set forth below regarding named executive officer compensation.

RESOLVED, that the compensation of the named executive officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion & Analysis, the compensation tables and any related material disclosed in the Proxy Statement, is hereby APPROVED.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
77,711,046	4,778,602	799,224	6,924,508

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TIMKEN COMPANY

By:	/s/ William R. Burkhart
William R. Burkhart Senior Vice President and General Counsel

Date: May 9, 2012

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